The Gabelli Multimedia Trust Inc.
3rd and 4th Quarter 1999
Section 10f-3 Transactions




 The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund. A folder documenting such compliance for each transaction is available for inspection by Board Members.

Trade Dates			7-1-99
Issue				Salem Communications Corp.
Shares			10,000
Price				$22.50
Amount			$225,000
Spread Amount		1.43
Spread %			6.36%
Fund's % of Issue		0.01%
% of Issue for all
 GabelliFunds		0.52%
Broker 			Deutsche Banc Alex Brown
Issues within
90 days			3
Reason			(1).(2)


Trade Dates			8/2/99
Issue				Ackerly Communications Inc.
Shares			20,000
Price				$15.25
Amount			$305,000
Spread Amount		0.76
Spread %			5.0%
Fund's % of Issue		0.45%
% of Issue for all
 GabelliFunds		0.45%
Broker 			Salomon Smith Barney
Issues within
90 days			3
Reason			(1).(2)


Trade Dates			8-10-999
Issue				Blockbuster Inc. Class A
Shares			150,000
Price				$15.00
Amount			$2,250,000
Spread Amount		0.71
Spread %			4.75
Fund's % of Issue		0.48%
% of Issue for all
 GabelliFunds		0.48%
Broker 			Salomon Smith Barney
Issues within
90 days			3
Reason			(1).(2)


Trade Dates			10-18-99
Issue				Martha Stewart Living
Shares			1,000
Price				$18.00
Amount			$18,000
Spread Amount		1.26
Spread %			7.0%
Fund's % of Issue		0.01%
% of Issue for all
 GabelliFunds		0.12%
Broker 			Morgan Stanley Dean Witter
Issues within
90 days			3
Reason			(1).(2)


Trade Dates			10-18-99
Issue				WWF Entertainment
Shares			2,000
Price				$17.00
Amount			$34,000
Spread Amount		1.19
Spread %			7.0%
Fund's % of Issue		0.02%
% of Issue for all
 GabelliFunds		0.05%
Broker 			Bear Stearns
Issues within
90 days			3
Reason			(1).(2)


Trade Dates			11-24-99
Issue				PNV Inc.
Shares			20,000
Price				$17.00
Amount			$340,000
Spread Amount		1.19
Spread %			7.0%
Fund's % of Issue		0.53%
% of Issue for all
 GabelliFunds		2.13%
Broker 			CIBC World Markets
Issues within
90 days			3
Reason			(1).(2)

The Purchases listed above meet the following requirements of 10f-3
 ...Part of an issue registered under the Securities Act of 1933.
 ...Purchased at not more than the offering price.
 ...Offered pursuant to a firm commitment underwriting.
 ... The issuer has been in continuos operation for at least 3 years.

All other requirements are presented in the table above.

Reason Key

(1) Does not exceed 125% of the mean offering spread of 3 comparable Issues underwritten in the last 90 days.
(2) Does not exceed 110% of this underwriting spread of 3 comparable Issues underwritten in the last 90 days.



Note: If 3 comparable issues are not available within 90 days, a one-year window is used.